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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          For the month of August, 1995

                                  ISRAMCO, INC.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                            (State of Incorporation)

              800 Fifth Avenue, New York, New York 10021 Suite 21-D
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                    (Address of principal executive offices)

                                  212-888-0200
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                               (Telephone number)

                  0-12500                            13-3145265
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             Commission File No.                 IRS Employer ID No.


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Item 1.    Change of Control

           The Company has been notified that Pass-port Ltd., an Israeli company which is publicly traded on the Tel Aviv Stock Exchange, on August 25, 1995 acquired from Southern Shipping and Energy Inc. 14,073,684 common shares of J.O.E.L. - Jerusalem Oil Exploration Ltd. of 1 shekel par value, a company controlled by Dr. Joseph Elmaleh. The acquired shares represent 16.82% of the equity and vote in J.O.E.L. - Jerusalem Oil Exploration Ltd. Dr. Elmaleh has resigned as the Chairman of the Board of J.O.E.L. - Jerusalem Oil Exploration Ltd. The transaction was completed on August 25, 1995.

           J.O.E.L. - Jerusalem Oil Exploration Ltd. owns and controls 34.92% of the common stock of the Company and also holds Class A and Class B Warrants of the Company giving it the right to acquire 5 million additional shares of the common stock of the Company.

           A change of control of J.O.E.L. - Jerusalem Oil Exploration Ltd. could have the effect of causing a change in control of the Company. Management believes that Pass-port Ltd. will request that the present officers and directors of Isramco, Inc. resign from their respective positions in the Company.

Item 7.    Exhibits
           None.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         Isramco, Inc.
                                                         (registrant)

   September 11, 1995                          By:  /s/  JOSEPH ELMALEH
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      (date)                                             Joseph Elmaleh
                                                         Chairman of the Board
                                                         Chief Executive Officer
                                                         Chief Financial Officer


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